EXHIBIT 99.1
Emageon Provides Further Update Regarding Merger Transaction
BIRMINGHAM, Ala., Dec. 24 /PRNewswire-FirstCall/ — Emageon Inc. (Nasdaq: EMAG) today announced that it has received a letter from Health Systems Solutions, Inc. (OTC Bulletin Board: HSSO) indicating that Stanford International Bank Limited (SIBL) will not provide the funding to consummate the transaction at this time. The letter further provided that Health Systems is continuing to seek to cause SIBL to fund the transaction and that Health Systems is undertaking further efforts to consummate the transaction.
Commenting on the situation, Emageon Chief Executive Officer Chuck Jett stated, “We continue to seek to engage Health Systems and SIBL in a constructive dialogue towards the goal of closing as soon as possible. We are also hopeful that Health Systems will begin to take all such actions as required under the merger agreement to remedy the failure to finance the transaction and close promptly. Failure to remedy the financing promptly will require us to seek all remedies to enforce our rights for the benefit of our stockholders.”
About Emageon
Emageon provides information technology systems for hospitals, healthcare networks and imaging facilities. Its enterprise family of solutions includes RadSuiteTM, HeartSuiteTM and other specialty suites. All Emageon solutions are built on a unified Enterprise Content Management system offering advanced visualization and infrastructure tools for the clinical analysis and management of digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate workflow, lower costs, improve productivity and provide better service to physicians. For more information, please visit www.emageon.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release regard matters that are not historical facts and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding expectations as to the completion of the merger and other transactions contemplated by the merger agreement, Emageon’s intentions or plans to enforce its rights under the merger agreement and the outcome of the litigation referred to in this release. These statements are often identified by the use of forward-looking words such as “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “estimate,” “anticipate” and comparable words or the negative version of these and other words. Because such forward-looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the possibility that Emageon could be required to pay a $3.0 million termination fee in connection therewith; the outcome of any legal proceedings that have been or may be instituted against Emageon and others related to the merger agreement; the failure to satisfy any conditions to the completion of the merger; the failure to obtain the necessary financing set forth in the debenture purchase agreement with SIBL to be received in connection with the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; risks regarding a loss of or decrease in purchases by Emageon’s major customers as a result of the merger; the ability to recognize the benefits of the merger; and the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financing that will be obtained for the merger. The business of Emageon is also subject to a number of risks generally such as: competition from larger competitors; risks associated with a history of operating losses; reliance on continuing relationships with large customers; the risk of significant product errors or product failures; reliance on reseller arrangements for important components of its solution; the risk of not responding effectively to changes in its industry; customers’ reliance on third party reimbursements; risks regarding the potential impact on its business of FDA regulations and other applicable health care regulations; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere in, the filings that Emageon makes with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Emageon’s ability to control or predict. Emageon undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contacts	Media Contacts

John Wilhoite	Bill Funderburk
CFO	Director, Marketing & Public Relations
john.wilhoite@emageon.com	bill.funderburk@emageon.com
205-980-9222	205-980-7542